Hamilton Reports 2025 Second Quarter Results
Net Income of $187 million; Annualized Return on Average Equity of 30.2%

PEMBROKE, Bermuda, August 6, 2025 – Hamilton Insurance Group, Ltd. (NYSE: HG; “Hamilton” or the “Company”) today announced financial results for the second quarter ended June 30, 2025.

Commenting on the results, Pina Albo, CEO of Hamilton, said:

“Hamilton reported another strong quarter with $187 million of net income, resulting in 8.3% growth in book value per common share and a 30.2% annualized return on average equity.

Both our underwriting and investment results contributed to net income, with a combined ratio of 86.8% and strong returns from our fixed income portfolio and the Two Sigma Hamilton Fund.

Each of our reporting segments, International and Bermuda, generated strong bottom line underwriting results and meaningful top line growth, reflecting Hamilton’s diversified and well positioned book of business.”

Consolidated Highlights – Second Quarter
•Net income of $187.4 million, or $1.79 per diluted share and operating income of $161.8 million, or $1.55 per diluted share;
•Annualized return on average equity of 30.2% and annualized operating return on average equity of 26.1%;
•Gross premiums written of $712.0 million, an increase of 18.0% compared to the second quarter of 2024;
•Net premiums earned of $511.2 million, an increase of 22.1% compared to the second quarter of 2024;
•Combined ratio of 86.8%;
•Underwriting income of $67.5 million;
•Net investment income of $148.7 million, comprised of Two Sigma Hamilton Fund returns of $87.1 million, and fixed income, short term and cash and cash equivalents returns of $61.6 million; and
•Repurchased common shares of $35.0 million in the second quarter of 2025.
Consolidated Highlights – Year to Date
•Net income of $268.3 million, or $2.56 per diluted share and operating income of $211.2 million, or $2.01 per diluted share;
•Annualized return on average equity of 22.0% and annualized operating return on average equity of 17.3%;
•Gross premiums written of $1.6 billion, an increase of 17.4% compared to the same period in 2024;
•Net premiums earned of $1.0 billion, an increase of 25.6% compared to the same period in 2024;
•Combined ratio of 99.1%;
•Underwriting income of $9.2 million;
•California wildfires losses of $142.8 million, net of reinsurance and $16.9 million of reinstatement premiums;
•Net investment income of $316.1 million, comprised of Two Sigma Hamilton Fund returns of $190.7 million, and fixed income, short term and cash and cash equivalents returns of $125.4 million;
•Book value per share of $25.55, an increase of 11.3% compared to December 31, 2024; and
•Repurchased common shares of $45.3 million in 2025.

Consolidated Results – Second Quarter

	For the Three Months Ended
($ in thousands, except for per share amounts and percentages)	June 30, 2025	June 30, 2024	Change
Gross premiums written	$712,026	$603,304	$108,722
Net premiums written	556,314	475,068	81,246
Net premiums earned	511,163	418,764	92,399
Underwriting income (loss)	$67,459	$65,299	$2,160
Combined ratio	86.8%	84.4%	2.4 pts

Net income (loss) attributable to common shareholders	$187,415	$131,085	$56,330
Income (loss) per share attributable to common shareholders - diluted	$1.79	$1.20
Book value per common share	$25.55	$21.96

Return on average common equity - annualized	30.2%	23.6%

	For the Three Months Ended
Key Ratios	June 30, 2025	June 30, 2024	Change
Attritional loss ratio - current year	53.0%	51.6%	1.4	pts
Attritional loss ratio - prior year	(0.5%)	(0.4%)	(0.1	pts)
Catastrophe loss ratio - current year	1.9%	0.0%	1.9	pts
Catastrophe loss ratio - prior year	(1.6%)	0.0%	(1.6	pts)
Loss and loss adjustment expense ratio	52.8%	51.2%	1.6	pts
Acquisition cost ratio	24.0%	23.0%	1.0	pts
Other underwriting expense ratio	10.0%	10.2%	(0.2	pts)
Combined ratio	86.8%	84.4%	2.4	pts

•Gross premiums written increased by $108.7 million, or 18.0%, to $712.0 million with an increase of $33.2 million, or 10.6%, in the International Segment, and $75.5 million, or 25.9%, in the Bermuda Segment.
•Net premiums written increased by $81.2 million, or 17.1%, to $556.3 million with an increase of $23.8 million, or 10.2%, in the International Segment, and $57.5 million, or 23.9%, in the Bermuda Segment.
•Net premiums earned increased by $92.4 million, or 22.1%, to $511.2 million with an increase of $37.6 million, or 17.4%, in the International Segment, and $54.8 million, or 27.0%, in the Bermuda Segment.
•The attritional loss ratio (current year), net of reinsurance, was 53.0%. The increase of 1.4 points compared to the same period in 2024 was primarily driven by a change in business mix, including increased casualty reinsurance business.
•Net favorable attritional prior year reserve development, net of reinsurance, was $2.6 million, primarily driven by favorable development in property and specialty classes, partially offset by unfavorable development in certain casualty classes, primarily from discontinued lines of business.
•Catastrophe losses (current and prior year), net of reinsurance, were $1.5 million, driven by severe convective storms ($9.9 million), partially offset by favorable prior year development ($8.4 million).
•The acquisition cost ratio increased by 1.0 point compared to the same period in 2024, primarily driven by higher profit commissions and a change in business mix.
•The other underwriting expense ratio decreased by 0.2 points compared to the same period in 2024.

International Segment Underwriting Results – Second Quarter

International Segment	For the Three Months Ended
($ in thousands, except for percentages)	June 30, 2025	June 30, 2024	Change
Gross premiums written	$344,799	$311,616	$33,183
Net premiums written	258,089	234,305	23,784
Net premiums earned	253,209	215,643	37,566
Underwriting income (loss)	$27,118	$19,428	$7,690

Key Ratios
Attritional loss ratio - current year	51.9%	52.5%	(0.6	pts)
Attritional loss ratio - prior year	(3.0%)	(0.2%)	(2.8	pts)
Catastrophe loss ratio - current year	0.6%	0.0%	0.6	pts
Catastrophe loss ratio - prior year	(0.2%)	0.0%	(0.2	pts)
Loss and loss adjustment expense ratio	49.3%	52.3%	(3.0	pts)
Acquisition cost ratio	25.9%	24.7%	1.2	pts
Other underwriting expense ratio	14.1%	14.0%	0.1	pts
Combined ratio	89.3%	91.0%	(1.7	pts)

•Gross premiums written increased by $33.2 million, or 10.6%, to $344.8 million, primarily driven by growth in both existing and new business in property and casualty insurance classes and specialty reinsurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 51.9%, a decrease of 0.6 points compared to the same period in 2024.
•Net favorable attritional prior year reserve development, net of reinsurance, was $7.7 million, primarily driven by favorable development in property, specialty and casualty classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $1.1 million, driven by severe convective storms, partially offset by favorable prior year development.
•The acquisition cost ratio increased by 1.2 points compared to the same period in 2024, primarily driven by higher profit commissions and a change in business mix.
•The other underwriting expense ratio increased by 0.1 points compared to the same period in 2024.

Bermuda Segment Underwriting Results – Second Quarter

Bermuda Segment	For the Three Months Ended
($ in thousands, except for percentages)	June 30, 2025	June 30, 2024	Change
Gross premiums written	$367,227	$291,688	$75,539
Net premiums written	298,225	240,763	57,462
Net premiums earned	257,954	203,121	54,833
Underwriting income (loss)	$40,341	$45,871	$(5,530)

Key Ratios
Attritional loss ratio - current year	54.2%	50.5%	3.7	pts
Attritional loss ratio - prior year	2.0%	(0.5%)	2.5	pts
Catastrophe loss ratio - current year	3.2%	0.0%	3.2	pts
Catastrophe loss ratio - prior year	(3.1%)	0.0%	(3.1	pts)
Loss and loss adjustment expense ratio	56.3%	50.0%	6.3	pts
Acquisition cost ratio	22.1%	21.2%	0.9	pts
Other underwriting expense ratio	5.9%	6.2%	(0.3	pts)
Combined ratio	84.3%	77.4%	6.9	pts

•Gross premiums written increased by $75.5 million, or 25.9%, to $367.2 million, primarily driven by growth in both new and existing business in casualty reinsurance and property and specialty reinsurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 54.2%. The increase of 3.7 points compared to the same period in 2024 was primarily driven by a change in business mix, including more casualty reinsurance business, and a large loss in specialty reinsurance.
•Net unfavorable attritional prior year reserve development, net of reinsurance, was $5.1 million, primarily driven by unfavorable development from certain discontinued casualty lines of business, partially offset by favorable development in property and specialty classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $0.4 million, primarily driven by severe convective storms, partially offset by favorable prior year development.
•The acquisition cost ratio increased by 0.9 points compared to the same period in 2024, primarily driven by a change in the business mix.
•The other underwriting expense ratio decreased by 0.3 points compared to the same period in 2024, primarily driven by an increase in net premiums earned.

Consolidated Underwriting Results – Year to Date

	For the Six Months Ended
($ in thousands, except for per share amounts and percentages)	June 30, 2025	June 30, 2024	Change
Gross premiums written	$1,555,332	$1,325,245	$230,087
Net premiums written	1,160,189	989,948	170,241
Net premiums earned	1,010,091	804,067	206,024
Underwriting income (loss)	$9,199	$97,825	$(88,626)
Combined ratio	99.1%	87.9%	11.2 pts

Net income (loss) attributable to common shareholders	$268,288	$288,259	$(19,971)
Income (loss) per share attributable to common shareholders - diluted	$2.56	$2.57
Book value per common share	$25.55	$21.96
Change in book value per share	11.3%	18.2%

Return on average common equity - annualized	22.0%	26.9%

	For the Six Months Ended
Key Ratios	June 30, 2025	June 30, 2024	Change
Attritional loss ratio - current year	52.5%	54.3%	(1.8	pts)
Attritional loss ratio - prior year	(1.7%)	1.3%	(3.0	pts)
Catastrophe loss ratio - current year	16.8%	0.0%	16.8	pts
Catastrophe loss ratio - prior year	(1.7%)	0.0%	(1.7	pts)
Loss and loss adjustment expense ratio	65.9%	55.6%	10.3	pts
Acquisition cost ratio	23.7%	22.5%	1.2	pts
Other underwriting expense ratio	9.5%	9.8%	(0.3	pts)
Combined ratio	99.1%	87.9%	11.2	pts
•Gross premiums written increased by $230.1 million, or 17.4%, to $1.6 billion, with an increase of $82.3 million, or 13.0%, in the International Segment, and $147.8 million, or 21.3%, in the Bermuda Segment.
•Net premiums written increased by $170.2 million, or 17.2%, to $1.2 billion, with an increase of $67.7 million, or 16.2%, in the International Segment, and $102.5 million, or 18.0%, in the Bermuda Segment.
•Net premiums earned increased by $206.0 million, or 25.6%, to $1.0 billion, with an increase of $81.3 million, or 19.7%, in the International Segment, and $124.7 million, or 31.8%, in the Bermuda Segment.
•The attritional loss ratio (current year), net of reinsurance, was 52.5%. The decrease of 1.8 points was primarily driven by the reduced impact of large losses, compared to the same period in 2024, which was impacted by the Francis Scott Key Baltimore Bridge collapse.
•Net favorable attritional prior year reserve development, net of reinsurance, was $17.1 million, primarily driven by favorable development in specialty and property classes, partially offset by unfavorable development in certain casualty classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $152.0 million, driven by the California wildfires ($159.7 million) and severe convective storms ($9.9 million), partially offset by favorable prior year development ($17.6 million).
•The acquisition cost ratio increased by 1.2 points compared to the same period in 2024, primarily due to higher profit commission costs on certain lines of business and a change in business mix.
•The other underwriting expense ratio decreased by 0.3 points compared to the same period in 2024, primarily driven by an increase in net premiums earned.

International Segment Underwriting Results – Year to Date

International Segment	For the Six Months Ended
($ in thousands, except for percentages)	June 30, 2025	June 30, 2024	Change
Gross premiums written	$714,757	$632,457	$82,300
Net premiums written	487,063	419,338	67,725
Net premiums earned	493,775	412,456	81,319
Underwriting income (loss)	$27,931	$24,747	$3,184

Key Ratios
Attritional loss ratio - current year	52.0%	54.2%	(2.2	pts)
Attritional loss ratio - prior year	(3.3%)	1.3%	(4.6	pts)
Catastrophe loss ratio - current year	6.2%	0.0%	6.2	pts
Catastrophe loss ratio - prior year	(0.1%)	0.0%	(0.1	pts)
Loss and loss adjustment expense ratio	54.8%	55.5%	(0.7	pts)
Acquisition cost ratio	26.0%	24.5%	1.5	pts
Other underwriting expense ratio	13.6%	14.0%	(0.4	pts)
Combined ratio	94.4%	94.0%	0.4	pts

•Gross premiums written increased by $82.3 million, or 13.0%, to $714.8 million, primarily driven by growth in both existing and new business in property, specialty and casualty insurance classes and specialty reinsurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 52.0%. The decrease of 2.2 points was primarily driven by the reduced impact of large losses, compared to the same period in 2024, which was impacted by the Baltimore Bridge collapse.
•Net favorable attritional prior year reserve development, net of reinsurance, was $16.4 million, primarily driven by favorable development in specialty and property classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $30.2 million, driven by the California wildfires and severe convective storms, partially offset by favorable prior year development.
•The acquisition cost ratio increased by 1.5 points compared to the same period in 2024, primarily driven by higher profit commissions and a change in business mix.
•The other underwriting expense ratio decreased by 0.4 points compared to the same period in 2024, primarily driven by an increase in net premiums earned.

Bermuda Segment Underwriting Results – Year to Date

Bermuda Segment	For the Six Months Ended
($ in thousands, except for percentages)	June 30, 2025	June 30, 2024	Change
Gross premiums written	$840,575	$692,788	$147,787
Net premiums written	673,126	570,610	102,516
Net premiums earned	516,316	391,611	124,705
Underwriting income (loss)	$(18,732)	$73,078	$(91,810)

Key Ratios
Attritional loss ratio - current year	53.0%	54.3%	(1.3	pts)
Attritional loss ratio - prior year	(0.1%)	1.3%	(1.4	pts)
Catastrophe loss ratio - current year	26.9%	0.0%	26.9	pts
Catastrophe loss ratio - prior year	(3.3%)	0.0%	(3.3	pts)
Loss and loss adjustment expense ratio	76.5%	55.6%	20.9	pts
Acquisition cost ratio	21.5%	20.4%	1.1	pts
Other underwriting expense ratio	5.6%	5.3%	0.3	pts
Combined ratio	103.6%	81.3%	22.3	pts

•Gross premiums written increased by $147.8 million, or 21.3%, to $840.6 million, primarily driven by growth in both new and existing business in casualty and property reinsurance classes, including certain non-recurring reinstatement premiums related to the California wildfires.
•The attritional loss ratio (current year), net of reinsurance, was 53.0%. The decrease of 1.3 points was primarily driven by the reduced impact of large losses, compared to the same period in 2024, which was impacted by the Baltimore Bridge collapse, partially offset by a change in business mix, including an increase in casualty reinsurance business.
•Net favorable attritional prior year reserve development, net of reinsurance, was $0.7 million, primarily driven by favorable development in specialty and property classes, partially offset by unfavorable development in certain casualty classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $121.9 million, primarily driven by the California wildfires and severe convective storms, partially offset by favorable prior year development.
•The acquisition cost ratio increased by 1.1 points compared to the same period in 2024 driven by a change in the business mix.
•The other underwriting expense ratio increased by 0.3 points compared to the same period in 2024, primarily driven by reduced performance based management fees, partially offset by an increase in net premiums earned.
Investments and Shareholders’ Equity as of June 30, 2025
•Total invested assets and cash of $5.3 billion compared to $4.8 billion at December 31, 2024.
•Total shareholders’ equity of $2.6 billion compared to $2.3 billion at December 31, 2024.
•Book value per share of $25.55 compared to $22.95 at December 31, 2024, an increase of 11.3%.

Conference Call Details and Additional Information
Conference Call Information

Hamilton will host a conference call to discuss its financial results on Thursday, August 7, 2025, at 9:00 a.m. Eastern Time. The conference call dial-in can be retrieved by completing the registration form available at https://registrations.events/direct/Q4I648370.

A live, audio webcast of the conference call can be accessed through the Investors portal of the Company’s website at investors.hamiltongroup.com, where a replay of the call will also be available shortly following the event.

For access to either the conference call or webcast, please dial in/login a few minutes in advance to complete any necessary registration.

Additional Information

In addition to the information provided in the Company's earnings release, we have also made available supplementary financial information and an investor presentation which may be referred to during the conference call and will be available on the Company’s website at investors.hamiltongroup.com.
About Hamilton Insurance Group, Ltd.

Hamilton is a Bermuda-headquartered specialty insurance and reinsurance company that underwrites risks on a global basis through its wholly owned subsidiaries. Its three underwriting platforms: Hamilton Global Specialty, Hamilton Select and Hamilton Re, each with dedicated and experienced leadership, provide access to diversified and profitable business around the world.

For more information about Hamilton, visit our website at www.hamiltongroup.com or find us on LinkedIn at Hamilton.

Consolidated Balance Sheet

($ in thousands, except share information)	June 30, 2025	December 31, 2024
Assets
Fixed maturity investments, at fair value (amortized cost 2025: $2,680,466; 2024: $2,422,917)	$2,698,470	$2,377,862
Short-term investments, at fair value (amortized cost 2025: $306,442; 2024: $495,630)	307,129	497,110
Investments in Two Sigma Funds, at fair value (cost 2025: $1,240,592; 2024: $805,623)	1,453,781	939,381
Total investments	4,459,380	3,814,353
Cash and cash equivalents	985,649	996,493
Restricted cash and cash equivalents	85,648	104,359
Premiums receivable	1,048,580	771,707
Paid losses recoverable	131,833	134,406
Deferred acquisition costs	253,402	208,985
Unpaid losses and loss adjustment expenses recoverable	1,236,660	1,171,040
Receivables for investments sold	38,271	74,006
Prepaid reinsurance	360,890	218,921
Intangible assets	90,061	93,121
Other assets	222,676	208,642
Total assets	$8,913,050	$7,796,033

Liabilities, non-controlling interest, and shareholders' equity
Liabilities
Reserve for losses and loss adjustment expenses	$3,984,281	$3,532,491
Unearned premiums	1,414,344	1,122,277
Reinsurance balances payable	417,251	261,275
Payables for investments purchased	127,529	115,427
Term loan, net of issuance costs	149,691	149,945
Accounts payable and accrued expenses	141,838	185,361
Payables to related parties	50,233	100,420
Total liabilities	6,285,167	5,467,196

Non-controlling interest – TS Hamilton Fund	69,292	128

Shareholders’ equity
Common shares:
Class A, authorized (2025 and 2024: 26,944,807), par value $0.01; issued and outstanding (2025 and 2024: 17,820,078)	178	178
Class B, authorized (2025: 83,577,932 and 2024: 80,205,911), par value $0.01; issued and outstanding (2025: 66,317,132 and 2024: 64,271,249)	663	643
Class C, authorized (2025: 16,003,649 and 2024: 19,375,670), par value $0.01; issued and outstanding (2025: 16,003,649 and 2024: 19,375,670)	160	194
Additional paid-in capital	1,148,571	1,163,609
Accumulated other comprehensive loss	(4,441)	(4,441)
Retained earnings	1,413,460	1,168,526
Total shareholders' equity	2,558,591	2,328,709

Total liabilities, non-controlling interest, and shareholders' equity	$8,913,050	$7,796,033

Consolidated Statement of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands, except for per share amounts and percentages)	2025	2024	2025	2024
Revenues
Gross premiums written	$712,026	$603,304	$1,555,332	$1,325,245
Reinsurance premiums ceded	(155,712)	(128,236)	(395,143)	(335,297)
Net premiums written	556,314	475,068	1,160,189	989,948

Net change in unearned premiums	(45,151)	(56,304)	(150,098)	(185,881)
Net premiums earned	511,163	418,764	1,010,091	804,067

Net realized and unrealized gains (losses) on investments	208,034	151,251	456,828	406,622
Net investment income (loss)	21,067	13,720	39,994	26,338
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	229,101	164,971	496,822	432,960

Other income (loss)	5,014	5,989	9,676	13,470
Net foreign exchange gains (losses)	(4,513)	(1,782)	(7,039)	(3,911)
Total revenues	740,765	587,942	1,509,550	1,246,586

Expenses
Losses and loss adjustment expenses	269,928	214,494	665,163	446,846
Acquisition costs	122,815	96,305	239,696	180,858
General and administrative expenses	68,828	64,917	131,530	119,772
Amortization of intangible assets	4,004	3,317	7,895	6,569
Interest expense	4,729	6,031	10,331	11,738
Total expenses	470,304	385,064	1,054,615	765,783

Income (loss) before income tax	270,461	202,878	454,935	480,803
Income tax expense (benefit)	2,675	2,496	5,882	3,089
Net income (loss)	267,786	200,382	449,053	477,714

Net income (loss) attributable to non-controlling interest	80,371	69,297	180,765	189,455

Net income (loss) and other comprehensive income (loss) attributable to common shareholders	$187,415	$131,085	$268,288	$288,259

Per share data
Basic income (loss) per share attributable to common shareholders	$1.85	$1.24	$2.64	$2.66
Diluted income (loss) per share attributable to common shareholders	$1.79	$1.20	$2.56	$2.57

Non-GAAP Financial Measures Reconciliation

We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements that management uses to assess our operating results are considered non-GAAP financial measures under Regulation G and Item 10(e) of Regulation S-K, each promulgated by the SEC. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. Where appropriate, reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included below.

Operating Income (Loss) Attributable to Common Shareholders, Operating Income (Loss) Attributable to Common Shareholders per Common Share - Diluted and Operating Return on Average Common Shareholders' Equity - Annualized

Operating income (loss) attributable to common shareholders, as used herein, differs from net income (loss) and other comprehensive income (loss) attributable to common shareholders, which we believe is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on fixed maturity and short term investments, and net foreign exchange gains and losses. We also use operating income (loss) attributable to common shareholders to calculate operating income (loss) attributable to common shareholders per common share - diluted and operating return on average common shareholders' equity - annualized.

We believe that operating income (loss) attributable to common shareholders, operating income (loss) attributable to common shareholders per common share - diluted and operating return on average common shareholders' equity - annualized are meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance.

The following tables are a reconciliation of: net income (loss) and other comprehensive income (loss) attributable to common shareholders to operating income (loss) attributable to common shareholders; net income (loss) and other comprehensive income (loss) attributable to common shareholders per common share - diluted to operating income (loss) attributable to common shareholders per common share - diluted; and return on average common shareholders' equity - annualized to operating return on average common shareholders' equity - annualized. Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation.

Operating Income (Loss) Attributable to Common Shareholders, Operating Income (Loss) Attributable to Common Shareholders per Common Share - Diluted and Operating Return on Average Common Shareholders' Equity - Annualized (continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2025	2024	2025	2024
Net income (loss) and other comprehensive income (loss) attributable to common shareholders	$187,415	$131,085	$268,288	$288,259
Adjustment for:
Net realized (gains) losses on investments - Fixed maturity and short-term investments(1)	(1,343)	1,411	(867)	4,352
Net unrealized (gains) losses on investments - Fixed maturity and short-term investments(1)	(28,782)	1,608	(63,269)	14,599
Net foreign exchange (gains) losses	4,513	1,782	7,039	3,911
Operating income (loss) attributable to common shareholders	$161,803	$135,886	$211,191	$311,121

Net income (loss) and other comprehensive income (loss) attributable to common shareholders per common share - diluted	$1.79	$1.20	$2.56	$2.57
Adjustment for:
Net realized (gains) losses on investments - Fixed maturity and short-term investments(1)	(0.01)	0.01	(0.01)	0.04
Net unrealized (gains) losses on investments - Fixed maturity and short-term investments(1)	(0.27)	0.01	(0.60)	0.14
Net foreign exchange (gains) losses	0.04	0.02	0.06	0.03
Operating income (loss) attributable to common shareholders per common share - diluted	$1.55	$1.24	$2.01	$2.78

Return on average common shareholders' equity - annualized	30.2%	23.6%	22.0%	26.9%
Adjustment for:
Net realized (gains) losses on investments - Fixed maturity and short-term investments(1)	(0.2)%	0.3%	(0.1)%	0.4%
Net unrealized (gains) losses on investments - Fixed maturity and short-term investments(1)	(4.6)%	0.2%	(5.2)%	1.3%
Net foreign exchange (gains) losses	0.7%	0.3%	0.6%	0.4%
Operating return on average common shareholders' equity - annualized	26.1%	24.4%	17.3%	29.0%
(1) Fixed income portfolio managed by our external investment managers only.

Underwriting Income (Loss)

We calculate underwriting income (loss) on a pre-tax basis as net premiums earned less losses and loss adjustment expenses, acquisition costs and other underwriting expenses (net of third party fee income). We believe that this measure of our performance focuses on the core fundamental performance of the Company’s reportable segments in any given period and is not distorted by investment market conditions, corporate expense allocations or income tax effects.

The following table reconciles underwriting income (loss) to net income (loss), the most directly comparable GAAP financial measure:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2025	2024	2025	2024
Underwriting income (loss)	$67,459	$65,299	$9,199	$97,825
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	229,101	164,971	496,822	432,960
Net foreign exchange gains (losses)	(4,513)	(1,782)	(7,039)	(3,911)
Corporate expenses	(12,853)	(16,262)	(25,821)	(27,764)
Amortization of intangible assets	(4,004)	(3,317)	(7,895)	(6,569)
Interest expense	(4,729)	(6,031)	(10,331)	(11,738)
Income tax (expense) benefit	(2,675)	(2,496)	(5,882)	(3,089)
Net income (loss), prior to non-controlling interest	$267,786	$200,382	$449,053	$477,714

Third Party Fee Income

Third party fee income includes income that is incremental and/or directly attributable to our underwriting operations. It is primarily comprised of fees earned by the International Segment for management services provided to third party syndicates and consortia and by the Bermuda Segment for performance based management fees generated by our third party capital manager, Ada Capital Management Limited. We believe that this measure is a relevant component of our underwriting income (loss).

The following table reconciles third party fee income to other income, the most directly comparable GAAP financial measure:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2025	2024	2025	2024
Third party fee income	$5,014	$5,989	$9,676	$13,470
Other income (loss)	$5,014	$5,989	$9,676	$13,470

Other Underwriting Expenses

Other underwriting expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in Note 8, Segment Reporting in the unaudited condensed consolidated financial statements, it is considered a non-GAAP financial measure when presented elsewhere.

Corporate expenses include holding company costs necessary to support our reportable segments. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from other underwriting expenses, and therefore, underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to other underwriting expenses, also includes corporate expenses.

The following table reconciles other underwriting expenses to general and administrative expenses, the most directly comparable GAAP financial measure:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2025	2024	2025	2024
Other underwriting expenses	$55,975	$48,655	$105,709	$92,008
Corporate expenses	12,853	16,262	25,821	27,764
General and administrative expenses	$68,828	$64,917	$131,530	$119,772
Other Underwriting Expense Ratio

Other Underwriting Expense Ratio is a measure of the other underwriting expenses (net of third party fee income) incurred by the Company and is expressed as a percentage of net premiums earned.
Loss Ratio

Attritional Loss Ratio – current year is the attritional losses incurred by the company relating to the current year divided by net premiums earned.

Attritional Loss Ratio – prior year development is the attritional losses incurred by the company relating to prior years divided by net premiums earned.

Catastrophe Loss Ratio – current year is the catastrophe losses incurred by the company relating to the current year divided by net premiums earned.

Catastrophe Loss Ratio – prior year development is the catastrophe losses incurred by the company relating to prior years divided by net premiums earned.
Combined Ratio

Combined Ratio is a measure of our underwriting profitability and is expressed as the sum of the loss and loss adjustment expense ratio, acquisition cost ratio and other underwriting expense ratio. A combined ratio under 100% indicates an underwriting profit, while a combined ratio over 100% indicates an underwriting loss.

Special Note Regarding Forward-Looking Statements

This information includes “forward looking statements” pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “target,” “should,” “could,” “would,” “seeks,” “intends,” “plans,” “contemplates,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements appear in a number of places throughout and relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties, and other important factors that could cause our actual results to differ materially from the forward-looking statements contained herein. Such risks, uncertainties, and other important factors include, among others, the risks, uncertainties and factors set forth in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) and other subsequent periodic reports filed with the Securities and Exchange Commission and the following:

•challenges from competitors, including those arising from industry consolidation and technological advancements;
•unpredictable catastrophic events, global climate change and/or emerging claim and coverage issues;
•our ability, or those of the third parties on which we rely, to ensure reserves are adequate to cover actual losses and to accurately evaluate underwriting risk, models, assessments and/or pricing of risks;
•our ability to defend our intellectual property rights, including our proprietary technology platforms, to comply with our obligations under our license and technology agreements or to license rights to technology or data on reasonable terms;
•the impact of risks associated with human error, fraud, model uncertainties, cybersecurity threats such as cyber-attacks and security breaches and our reliance on third-party information technology systems that can fail or need replacement;
•our ability to secure necessary credit facilities, or additional types of credit, on favorable terms or at all;
•our limited financial and operating flexibility due to the covenants in our existing credit facilities;
•our exposure to the credit risk of the intermediaries on which we rely;
•our failure to pay claims in a timely manner or the need to sell investments under unfavorable conditions to meet liquidity requirements;
•downgrades, potential downgrades or other negative actions by rating agencies;
•our ability to manage risks associated with macroeconomic conditions resulting from geopolitical and global economic events, including current or anticipated military conflicts, public health crises, terrorism, sanctions, rising energy prices, inflation and interest rates and other global events, including the instability from recent international trade policies;
•the cyclical nature of the insurance and reinsurance business, which may cause the pricing and terms for our products to decline;
•our results of operations potentially fluctuating significantly from period to period and not being indicative of our long-term prospects;
•our ability to execute our strategy and to modify our business and strategic plan without shareholder approval;
•our dependence on key executives, including the potential loss of Bermudian personnel, and our ability to attract qualified personnel, particularly in very competitive hiring conditions;
•foreign operational risk such as foreign currency risk and political risk;

•our ability to identify and execute opportunities for growth, to complete transactions as planned or realize the anticipated benefits of any acquisitions or other investments;
•our management of alternative reinsurance platforms on behalf of investors in entities managed by Hamilton Strategic Partnerships;
•our inability to control the allocations to, and/or the performance of, the Two Sigma Hamilton Fund, LLC (“TS Hamilton Fund” or “Two Sigma Hamilton Fund”) investment portfolio and our limited ability to withdraw our capital accounts;
•the impact of risks from conflicts of interest among Two Sigma Principals, LLC, Two Sigma Investments, LP (“Two Sigma”) and their respective affiliates affecting our business;
•the historical performance of Two Sigma not being indicative of the future results of the TS Hamilton Fund’s investment portfolio and/or of our future results;
•the impacts of risks associated with our investment strategy, including that such risks are greater than those faced by our competitors;
•our potentially becoming subject to U.S. federal income taxation, Bermuda taxation or other taxes as a result of a change of tax laws or otherwise;
•the potential characterization of us and/or any of our subsidiaries as a passive foreign investment company, or PFIC;
•our potentially becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act, or FATCA, provisions;
•our ability to compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations, including accounting practices, and the impact of new interpretations of current laws and regulations;
•the suspension or revocation of our subsidiaries’ insurance licenses;
•significant legal, governmental or regulatory proceedings;
•our insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to us being restricted by law;
•challenges related to compliance with the applicable laws, rules and regulations related to being a public company, which is expensive and time consuming;
•the limited ability of investors to influence corporate matters due to our multiple class common share structure and the voting provisions of our Bye-laws;
•the risk that anti-takeover provisions in our Bye-laws could discourage, delay, or prevent a change in control, even if the change in control would be beneficial to our shareholders;
•the difficulties investors may face in protecting their interests and serving process or enforcing judgments against us in the United States; and
•our current strategy does not include paying cash dividends on our Class B common shares in the near term.

There may be other factors that could cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K. You should evaluate all forward-looking statements made herein in the context of these risks and uncertainties.

You should read this information completely and with the understanding that actual future results may be materially different from expectations. We caution you that the risks, uncertainties, and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits, or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements contained herein apply only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Investor contact:
Darian Niforatos
Investor.Relations@hamiltongroup.com

Media contact:
Kelly Corday Ferris
kelly.ferris@hamiltongroup.com